                                                                        Ex. 5.1
                                 [LETTERHEAD]


                                July 18, 1995


Komag, Incorporated
275 South Hillview Drive
Milpitas, California 95035

        Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed by Komag, Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission"), as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,750,000 shares (including an option granted by you to the Underwriters to purchase up to 262,500 shares to cover over-allotments, if any) of the Company's Common Stock (the "Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement being filed as an exhibit thereto. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this Opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

                                                Very truly yours,


                                                /s/ Brobeck, Phelger & Harrison
                                                -------------------------------
                                                    BROBECK, PHLEGER & HARRISON